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							Exhibit 24

						  POWER OF ATTORNEY

	Know all by
these presents, that the undersigned hereby constitutes and appoints each of Thomas B. King, August J. Moretti, Jeffrey S. Williams, James
C.T.
Linfield and Brent D. Fassett, signing individually, the undersigned's true and lawful attorneys-in fact and agents to:

		(1) execute for and on
behalf of the undersigned, an officer, director
	or holder of 10% of more
of a registered class of securities of Alexza
	Pharmaceuticals, Inc. (the
"Company"), Forms 3, 4 and 5 in accordance with
	Section 16(a) of the
Securities Exchange Act of 1934, as amended (the
	"Exchange Act") and the
rules thereunder;

		(2) do and perform any and all acts for and on behalf of the
	undersigned that may be necessary or desirable to complete and execute such
	Form 3, 4 or 5, complete and execute any amendment or amendments thereto,
	and timely file such forms or amendments with the United States Securities
	and Exchange Commission and any stock exchange or similar authority; and

		(3) take any other action of any nature
whatsoever in connection with
	the foregoing which, in the opinion of
such attorney-in-fact, may be of
	benefit, in the best interest of, or
legally required by, the undersigned,
	it being understood that the
documents executed by such attorney-in-fact on
	behalf of the undersigned
pursuant to this Power of Attorney shall be in
	such form and shall
contain such terms and conditions as such
	attorney-in-fact may approve
in such attorney-in-fact's discretion.

	The undersigned hereby grants
to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange
Act.

	This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3,
4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact shall no longer be employed by the Company or
Cooley Godward LLP, as applicable.

	IN WITNESS WHEREOF, the
undersigned has cause this Power of Attorney to be executed as of this
7th day of March, 2006.


								/s/ Thomas B. King

								----------------------------------------
								THOMAS B. KING